Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-291702, 333-266515, and 333-199734) on Form S-8 and registration statement (No. 333-282349) on Form S-3 of our reports dated February 26, 2026, with respect to the consolidated financial statements of Allegiant Travel Company and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Dallas, Texas
February 26, 2026